Exhibit 10.5

CONFIDENTIAL

FIRST AMENDMENT TO

SCHEDULE TO LEASE AGREEMENT

THIS FIRST AMENDMENT is made effective the 10th day of September, 2010 (the “Effective Date”) by and between SPANSION LLC, having its principal place of business at 915 DeGuigne Drive, Sunnyvale, California, 94088-3453 (hereinafter referred to as “Lessee”), and AIG COMMERCIAL EQUIPMENT FINANCE, INC., having its principal place of business at 5700 Granite Parkway, Suite 850, Plano, Texas, 75024 (hereinafter called “Lessor”).

RECITALS

WHEREAS, Lessee and Banc of America Leasing & Capital, LLC (“BofA”) entered into that certain Lease Schedule No. 15878-11500-012, dated September 28, 2006 (the “Schedule”), issued pursuant to and incorporating terms of Lease Agreement Number 15878-11500, dated September 30, 2005 (the “Lease”);

WHEREAS, BofA assigned to Lessor all right, title, interest, and obligations under and with respect to the Schedule, and, solely to the extent incorporated in the Schedule, the Lease, and Lessee consented to such assignment, on November 1, 2006;

WHEREAS, Lessee and Lessor wish to modify the Schedule in order to effect a change in the terms of the Schedule;

NOW THEREFORE, in consideration of the promises and mutual covenants of the parties, it is agreed that the Schedule shall be modified as follows:

1.

Notwithstanding anything to the contrary in Section 9 of the Schedule: (i) the Lease term as to all, but not less than all, of the Units under the Schedule shall be extended for a period of three months (the “Extended Term”) at a monthly Rent of $89,188.64, plus applicable taxes, payable by Lessee to Lessor in advance on the 29th day of each month during the Extended Term beginning on September 29, 2010, and (ii) Lessee has irrevocably elected to purchase on December 28, 2010, all of Lessor’s right, title and interest in and to all, but not less than all, of the Units under the Schedule for a purchase price equal to $1,383,985.56, plus all Rent installments, late charges and other amounts then due and owing under the Schedule, plus all applicable taxes (other than past-due personal property taxes or personal property taxes for the current tax year), assessments and other charges due or payable in connection with the sale of the Units, all of the foregoing payable in immediately available funds on December 28, 2010. For clarification purposes, Lessee shall remain liable for all personal property taxes, but shall have no obligation to pay such taxes to Lessor. Time is of the essence. Capitalized terms used above but not otherwise defined above shall have the meanings set forth in the Schedule.

The parties agree that except as amended in the manner specified above, all remaining provisions of the Schedule and Lease shall continue in full force and effect.

CONFIDENTIAL

THIS FIRST AMENDMENT has been signed by the duly-authorized representatives of the parties (or their designees) in two identical copies of which each party has taken one.

AIG COMMERCIAL EQUIPMENT FINANCE, INC.	SPANSION LLC

/s/ Brian D. DeRusha	/s/ Randy W. Furr
Authorized Signature	Authorized Signature

Brian D. DeRusha	Randy W. Furr
Name	Name

Senior Vice President	Chief Financial Officer
Title	Title

September 10, 2010	September 10, 2010
Date	Date

THE UNDERSIGNED GUARANTOR CONSENTS TO THE FOREGOING

FIRST AMENDMENT:

SPANSION, INC.

/s/ Randy W. Furr
Authorized Signature

Randy W. Furr
Name

Chief Financial Officer
Title

September 10, 2010
Date